UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Seventy Seven Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-3338422 (IRS Employer Identification No.)

777 N.W. 63rd Street Oklahoma City, Oklahoma (Address of principal executive offices)	73116 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Series B Warrants, each exercisable to purchase one share of Common Stock, $0.01 par value per share, at an exercise price of $69.08 (expiring August 1, 2021)

Series C Warrants, each exercisable to purchase one share of Common Stock, $0.01 par value per share, at an exercise price of $86.93 (expiring August 1, 2023)

EXPLANATORY NOTE

As previously disclosed, on July 14, 2016, the United States Bankruptcy Court for the District of Delaware (the “Court”) issued an order (the “Confirmation Order”) confirming the Joint-Prepackaged Plan of Reorganization (as amended and supplemented, the “Plan”) of Seventy Seven Energy Inc. (the “Company”) and all of its direct and indirect wholly owned subsidiaries (together with the Company, the “Debtors”).

On August 1, 2016 (the “Effective Date”) the Plan became effective pursuant to its terms and the Debtors emerged from their chapter 11 cases.

Item 1.	Description of Registrant’s Securities to be Registered.

This registration statement registers under Section 12(g) of the Securities Exchange Act of 1934, as amended, Series B Warrants to purchase common stock, $0.01 par value per share (“Common Stock”), exercisable on or before August 1, 2021 at an exercise price of $69.08 per share (the “Series B Warrants”) and Series C Warrants to purchase Common Stock, exercisable on or before August 1, 2023 at an exercise price of $86.93 per share (the “Series C Warrants” and, together with the Series B Warrants, the “Warrants”). A description of the Warrants is set forth under Item 1.01 in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2016, which description is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No	Description of Exhibit

3.1.	Certificate of Incorporation of Seventy Seven Energy Inc. (incorporated herein by reference to Exhibit 3.5 to Form 8-K filed on July 28, 2016).

3.2.	By-laws of Seventy Seven Energy Inc. (incorporated herein by reference to Exhibit 3.2 to Form 8-K filed on August 3, 2016).

4.1.	Warrant Agreement between Seventy Seven Energy Inc. and Computershare Inc. and Computershare Trust Company N.A., collectively as Warrant Agent, dated as of August 1, 2016 (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed on August 3, 2016).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Seventy Seven Energy Inc.

Date: August 3, 2016	By:	/s/ Cary Baetz
Cary Baetz
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No	Description of Exhibit

3.1.	Certificate of Incorporation of Seventy Seven Energy Inc. (incorporated herein by reference to Exhibit 3.5 to Form 8-K filed on July 28, 2016).

3.2.	Bylaws of Seventy Seven Energy Inc. (incorporated herein by reference to Exhibit 3.2 to Form 8-K filed on August 3, 2016).

4.1.	Warrant Agreement between Seventy Seven Energy Inc. and Computershare Inc. and Computershare Trust Company N.A., collectively as Warrant Agent, dated as of August 1, 2016 (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed on August 3, 2016).